Exhibit A-1



		       LIMITED LIABILITY COMPANY AGREEMENT
				       FOR
				  [TRANSCO] LLC

	  This Limited Liability Company Agreement (the "Agreement") of
	     (the "Company") is made and entered into as of this     day of
------------                                                     ---
	  , [2001] by and among [Manager Corp.], a Delaware Corporation (the
----------
"TRANSCO Manager"), ETP-II, LLC as a member of the Company, and each Person (as defined herein) who may be admitted from time to time as a member of the Company (individually, a "Member" and collectively, the "Members").

				    RECITALS

	  WHEREAS, the Members desire to form the Company in accordance with the provisions of the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), as in effect on the date hereof, and as it may be amended from time to time (the "Act"), and desire to enter into a written agreement pursuant to the Act governing the affairs of the Company and the conduct of its business.

	  NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Members agree as follows:

				    ARTICLE 1
				   DEFINITIONS
				   -----------

	  "Act" means the Delaware Limited Liability Company Act, as in effect
	   ---
on the date hereof, and as it may be amended from time to time.

	  "Additional Capital Contributions" means any additional capital
	   --------------------------------
contributions made pursuant to Section 3.3 of this Agreement.

	  "Adjusted Capital Account Deficit" means, with respect to any Member,
	   --------------------------------
the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

     (i) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and


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     (ii) Debit to such Capital Account the items described in Sections
	  1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
	  1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

	  "Affiliate" means an affiliate, as defined by the FERC in Order No.
	   ---------
2000.

	  "Approval Terms" means the provisions of Sections 6.1, 8.5, 9.6, 10.5,
	   --------------
11.2, and 11.3 and Article 13 of this Agreement, including the applicable defined terms used in such provisions.

	  "Book Tax Value", with respect to any asset of the Company, means:
	   --------------

     (i) the initial Book Tax Value of any asset contributed by a Member to the Company on the date hereof as an Initial Capital Contribution shall equal the Net Book Value of such asset; the initial Book Tax Value of any asset contributed or agreed with the Company to be contributed by a Member (or prospective Member) to the Company after the date hereof but prior to the second anniversary of the date hereof as an Initial Capital Contribution shall equal at least the Net Book Value of such asset; and, the initial Book Tax Value of any asset contributed by a Member to the Company on or after the second anniversary of the date hereof as an Initial Capital Contribution shall equal the fair market value of such asset, as agreed to by such Member and the Managing Member (which fair market value may be either greater or less than Net Book Value);

     (ii) the initial Book Tax Value of any asset acquired (other than by means of a Capital Contribution by a Member) or created by the Company shall equal the adjusted tax basis of such asset for U.S. Federal income tax purposes;

     (iii) the Book Tax Values of all Company assets (including intangible assets such as goodwill) may be adjusted by the Tax Matters Partner to equal their respective fair market values as of the following times (each a "Revaluation Event"):

	  (a) the acquisition of an additional Interest in the Company by any new or existing Members in exchange for a Capital Contribution;


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


	  (b) the distribution by the Company to a Member of money or Company property as consideration for an Interest in the Company; and

	  (c)  the liquidation of the Company within the meaning of Regulations
	       section 1.704-1(b)(2)(iv)(f)(5)(ii); -

     provided, however, that adjustments pursuant to clauses (a) and (b) above
     --------  -------
     shall be made if the Tax Matters Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

     (iv) the Book Tax Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Code sections 734(b) or 743(b), but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Book
						    --------  -------
	  Tax Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Tax Matters Partner determines that an adjustment pursuant to subsection (iii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv); and

     (v) if the Book Tax Value of an asset has been determined or adjusted pursuant to subsection (i), (ii), (iii) or (iv) above, such Book Tax Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Sections 4.1 through 4.3.

The foregoing definition of Book Tax Value is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

	  "Business Day" means any day (other than a day which is a Saturday,
	   ------------
Sunday or legal holiday in the State of Delaware).

	  "Capital Account" means, for each Member, the capital account
	   ---------------
maintained by the Company for such Member as described in Section 4.1.

	  "Capital Contribution" means the amount of money and the initial Book
	   --------------------
Tax Value of other property voluntarily contributed by a Member to the Company, including Initial Capital Contributions and Additional Capital Contributions.

	  "Code" means the Internal Revenue Code of 1986, as amended from time
	   ----
to time or any successor statute. A reference to the Code shall be deemed to include any mandatory or successor provisions thereto.

	  "Code of Conduct" means the Code of Conduct attached hereto as Exhibit
	   ---------------
1, applicable to the Managing Member and the Company, as the same may be amended from time to time by the Board, as approved by the FERC and in effect from time to time.

	  "Depreciation" means, for each Fiscal Year or part thereof, an amount
	   ------------
equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. Federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Tax Value of an asset differs from its adjusted basis for U.S. Federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Book Tax Value as the U.S. Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization, or other cost recovery deduction for each taxable year shall be determined under a method reasonably selected by the Tax Matters Partner.

	  "Economic Terms" means the provisions of Sections 2.7, 2.10, 2.11 and
	   --------------
2.12, Article 3, Article 4, Article 5, Article 6, Sections 7.1(b), 7.2(d) and 7.3, Article 10, Article 11, Article 12 and Sections 14.7, 14.10 and 14.11, including the applicable defined terms used in such provisions.

	  "FERC" means the Federal Energy Regulatory Commission, or any
	   ----
successor entity thereto.

	  "Fiscal Year" means the fiscal year of the Company as defined in
	   -----------
Section 2.9 hereof.

	  "Formation Date" means the date on which the term of the Company shall
	   --------------
commence as defined in Section 2.5 hereof.

	  "GAAP" means generally accepted accounting principles, as in effect
	   ----
from time to time.

	  "Initial Capital Contribution" means any initial capital contribution
	   ----------------------------
made pursuant to Section 3.2 of this Agreement.


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


	  "Interest" means, with respect to any Member at any time, such
	   --------
Member's entire beneficial ownership interest in the Company at such time, including such Member's Capital Account, voting rights, and right to share in profits and losses, all items of income, gain, loss, deduction and credit, distributions and all other benefits and liabilities of the Company, together with such Member's obligations to comply with all of the terms of this Agreement.

	  "Liquidator" has the meaning set forth in Section 11.2 hereof.
	   ----------

	  "Majority of the Members" means Members holding Percentage Interests
	   -----------------------
representing more than fifty percent (50%) of the outstanding Interests in the Company.

	  "Managing Member" means TRANSCO Manager.
	   ---------------

	  "Market Participant" means a Market Participant as defined in
	   ------------------
Order No. 2000.

	  "Member and Shareholder Agreement" means that certain Member and
	   --------------------------------
Shareholder Agreement dated as of              , by and between the Members of
				  -------------
the Company, the holders of Class B Common Stock of the Managing Member, and the Managing Member.

	  "Member Nonrecourse Debt" has the meaning set forth in Regulations
	   -----------------------
Section 1.704-2(b)(4).

	  "Member Nonrecourse Debt Minimum Gain" means the amount determined
	   ------------------------------------
pursuant to the provisions of Treasury Regulations Section 1.704-2(i)(3).

	  "Member Nonrecourse Deductions" has the meaning set forth in Treasury
	   -----------------------------
Regulations Sections 1.704-1(i)(1) and 1.704-2(i)(2).

	  "Minimum Gain" means the amount determined pursuant to the provisions
	   ------------
of Treasury Regulations Section 1.704-2(d).

	  "Net Book Value" of an asset contributed (or proposed to be
	   --------------
contributed) by a Member (or a prospective Member) to the Company as an Initial Capital Contribution or for cash means (i) for those Members (or prospective Members) who maintain their financial books and records in accordance with the FERC's Uniform System of Accounts, the net book value of such asset as determined pursuant to the FERC's Uniform System of Accounts, and (ii) for those Members (or prospective Members) who do not maintain their financial books and records in accordance with the FERC's Uniform System of Accounts, the best reasonable estimate of the original cost of such asset, net of depreciation, as determined in accordance with the FERC's Uniform System of Accounts.

	  "Nonrecourse Deductions" has the meaning set forth in Treasury
	   ----------------------
Regulations Section 1.704-2(b)(1).

	  "Nonrecourse Liability" means those liabilities defined as such in
	   ---------------------
Treasury Regulations Section 1.704-2(b)(3).

	  "Order No. 2000" means Order No. 2000 and all supplements and
	   --------------
amendments thereto issued by the FERC.

	  "Percentage Interest" means with respect to any Member, as of any
	   -------------------
date, the ratio (expressed as a percentage) of such Member's Capital Account on such date to the aggregate Capital Accounts of all Members on such date, such Capital Accounts to be determined after giving effect to all contributions, distributions and allocations for all periods ending on or prior to such date, which ratio shall be set forth on Schedule A attached hereto following any such determination.

	  "Person" means any individual, partnership, limited liability company,
	   ------
joint venture, corporation, trust, unincorporated organization, governmental entity or any department or agency thereof.

	  "Profits" or "Losses" means, for each Fiscal Year or part thereof, the
	   -------      ------
taxable income or loss of the Company for such Fiscal Year or part thereof determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (i) any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

     (ii) any expenditures of the Company described in Code section 705(a)(2)(B) of the Code or treated as such pursuant to Regulations section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;

     (iii) any depreciation, amortization and other cost recovery deductions allowable for federal income tax purposes for such fiscal year shall be computed using Depreciation with reference to the Book Tax Value of the assets as reported for Capital Account purposes as opposed to the adjusted tax bases of such assets, in computing such taxable income or loss;


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


     (iv) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Book Tax Value of the property disposed of, rather than the adjusted tax basis of such property;

     (v) in the event the Book Tax Value of any Company asset is adjusted pursuant to subsection (iii) or (iv) of the definition of Book Tax Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

     (vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts pursuant Regulations section 1.704-1(b)(2)(iv)(m)(4) as a result of a distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

     (vii) any items which are specially allocated pursuant to Sections 5.1(b) or 5.2(b) hereof shall not be taken into account in computing Profits or Losses.

	  "Regulations" means the regulations promulgated under the Code by the
	   -----------
Department of the Treasury, as such regulations may be amended from time to time.

	  "RTO" means an RTO as defined by Order No. 2000.
	   ---

	  "Substitute Member" means a Person who has become a substitute Member
	   -----------------
pursuant to Section 10.3 hereof.

	  "Super Majority of the Members" means Members holding Percentage
	   -----------------------------
Interests representing more than seventy five percent (75%) of the outstanding Interests in the Company.

	  "Transfer" means any sale, assignment, gift, hypothecation, pledge,
	   --------
encumbrance, alienation, mortgage or other disposition, whether voluntary or by operation of law (other than a transfer which may arise by reason of death or incapacity), of an Interest or any portion thereof; provided, however, that for purposes of this Agreement, a Transfer shall not include the conversion of an Interest or any portion thereof pursuant to Section 3.4 hereof.

	  "Transferee" means a purchaser, transferee, assignee (other than
	   ----------
assignees for purposes of collateralizing a Member's loan) or any other Person who takes, in accordance with the terms of this Agreement, an Interest in the Company.

				    ARTICLE 2
			  THE LIMITED LIABILITY COMPANY
			  -----------------------------

	  2.1 Formation. The Members have formed the Company as a limited
	      ---------
liability company pursuant to the provisions of the Act and in accordance with
the further terms and provisions hereof. [On       , [2001], the Certificate of
					     ------
Formation of the Company were filed with the Secretary of State of the State of Delaware in conformity with the Act.] Each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business.

	  2.2 Name. The name of the Company shall be [Transco LLC] and its
	      ----
business shall be carried on in this name with such variations and changes as are necessary to comply with the requirements of the jurisdictions in which the Company's operations are conducted.

	  2.3 Business Purpose. The purpose of the Company is to obtain and
	      ----------------
maintain approval as an independent transmission company and to operate as an independent transmission company, to hold and operate certain transmission assets in respect of the same and, subject to the approval of the Members as may be required under this Agreement, to engage in or transact any other lawful act or activity or business for which a limited liability company may be formed under the Act; provided, however, that in no event shall the Company engage in or transact any activity or business that would result in the Company not being in compliance with Order No. 2000 and all applicable requirements of such rules and orders as the FERC may now or hereafter issue regarding RTOs; and provided further, that the Company shall not be a Market Participant and shall at no time hold, directly or indirectly, any interest in a Market Participant. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company as described in the immediately preceding sentence. A public informational filing regarding any activity or business that the Company engages in or transacts that is not directly or indirectly related to the services or functions that are commonly performed by RTOs shall be filed with the FERC together with a certificate duly executed on behalf of the Company certifying that engaging in or transacting such activity or business is in compliance with Order No. 2000 and all applicable requirements of such rules and orders as the FERC may now or hereafter issue regarding RTOs.

	  2.4 Registered Office and Agent. The registered office of the Company
	      ---------------------------
in the State of Delaware and its registered agent for service of process on the Company in the State of Delaware shall be as set forth in the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

	  2.5 Term. The term of the Company shall commence on the date and time
	      ----
of the filing of the Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware (the "Formation Date") and shall continue until dissolved and liquidated in accordance with Article 11 hereof.

	  2.6 Principal Office and Places of Business. The mailing address and
	      ---------------------------------------
the street address of the principal office of the Company shall be located in the State of Delaware, as determined by the Managing Member. The Company may from time to time have such other place or places of business within or without the State of Delaware as the Managing Member may deem advisable.

	  2.7 Title to Company Property. No real or other property of the
	      -------------------------
Company shall be deemed to be owned by any Member individually. Legal title to all property of the Company shall be held and conveyed in the name of, and vested solely in, the Company. Each Member's Interest in the Company shall constitute personal property.

	  2.8 The Members. The name, address and facsimile number and Percentage
	      -----------
Interest of each Member is set forth on Schedule A attached hereto, which Schedule A shall be updated, from time to time, as provided under this Agreement.

	  2.9 Fiscal Year. Unless the Tax Matters Partner shall at any time
	      -----------
otherwise determine in accordance with Code section 706, the Fiscal Year of the Company shall be the Managing Member's taxable year, which ends on December 31, and the initial Fiscal Year of the Company shall commence on the Formation Date and end on December 31, 2000.

	  2.10 No State Law Partnership. The Members agree to form a limited
	       ------------------------
liability company and intend that the Company not be a partnership (including a limited partnership) or joint venture under the laws of the State of Delaware or any other laws and that no Member be a partner or joint venture of any other Member for any purpose; provided, however, that to the extent permitted by applicable law, the Company shall be treated as a partnership for federal, state and local income tax purposes. This Agreement shall not be construed in any manner that is inconsistent with the foregoing.

	  2.11 No Liability of Members. All debts, obligations and liabilities
	       -----------------------
of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. No Member shall have any liability for the debts, obligations or liabilities of the Company solely by reason of being a Member, and no Member shall have any liability for the debts, obligations or liabilities of any other Member.

	  2.12 Acquisition of Transmission Facilities. In order for the Company
	       --------------------------------------
to acquire ownership of or operational control over transmission facilities covering the widest possible area, the Managing Member, on behalf of the Company, shall have the authority to acquire ownership of or otherwise obtain operational control over transmission facilities owned by others either through an agreement of sale, a lease, an operating agreement or any other device allowing the transfer of ownership or operational control of transmission facilities to the Company. The Managing Member, on behalf of the Company, may acquire or otherwise obtain ownership or control over additional transmission facilities in the foregoing manner without the approval of the Members (but subject to the Managing Member's fiduciary duty to the Members as set forth in
Section 9.1(b) hereof); provided, however, that no Person shall be admitted as a Member of the Company, nor shall any Interests in the Company be issued, in connection with any of the foregoing, except in strict compliance with the provisions of Articles 3 and 10 of this Agreement. In furtherance of the foregoing, for a period beginning on the date hereof and continuing until the second anniversary of the date hereof, the Managing Member, on behalf of the Company, may not refuse to agree to acquire ownership of any interconnected transmission facilities if the owner of such transmission facilities has offered ownership of its assets in service on the date the Commission issues a final order approving the formation of the Company at the Net Book Value of such assets and otherwise on commercially reasonable terms. The Managing Member shall not, at any time, refuse to acquire operational control over any interconnected transmission facilities if the owner of such transmission facility has offered operational control thereover to the Company on commercially reasonable terms. Notwithstanding anything contained herein to the contrary, the provisions of this Section 2.12 shall be subject, at all times, to the provisions of Section
8.5 of this Agreement.

	  2.13 Representations and Warranties of the Members. Each Member
	       ---------------------------------------------
represents and warrants that:

	       (a) It is duly organized, validly existing and in good standing under the laws of the state of its organization;

	       (b) It has all requisite power and authority to enter into this Agreement; the execution and delivery by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby have been duly authorized by all necessary and appropriate action on the part of such Member; and this Agreement has been duly and validly executed and delivered by such Member and constitutes (assuming the due and valid execution and delivery of this Agreement by the other Members), the legal, valid and binding obligations of each Member, enforceable against each Member in accordance with its terms;

	       (c) There is no litigation pending or, to the best knowledge of such Member, threatened against such Member which has a reasonable likelihood of materially and adversely affecting the operations, properties or business of the Company or any of such Member's obligations under this Agreement;

	       (d) The execution, delivery and performance by such Member of this Agreement will not result in a breach of any of the terms, provisions or conditions of any agreement to which such Member is a party which has a reasonable likelihood of materially and adversely affecting the operations, properties or business of the Company or such Member's obligations under this Agreement;

	       (e) The execution and delivery by such Member of this Agreement and the formation of the Company as a limited liability company does not require any filing by it with, or approval or consent of, any governmental authority which has not already been made or obtained, except the filing of the Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware; and

	       (f) There are no claims, either administrative or judicial, at law or in equity, pending or, to the knowledge of such Member, threatened against it which could, if continued, have a material adverse affect on the business, operations, properties, assets or condition (financial or otherwise) of such Member, or the ability of such Member to perform its obligations under this Agreement.

				    ARTICLE 3
		  MEMBERS, CAPITAL STRUCTURE AND CONTRIBUTIONS
		  --------------------------------------------

	  3.1 Capital Structure.
	      -----------------

	       (a) The capital structure of the Company shall consist of two classes of common Interests: the "Class A Interests" and the "Class B Interests", each of which shall have the following respective rights, preferences and designations and the other rights, preferences and designations established for such class in this Agreement:

		    (i) The Class A Interests shall be issued to and initially owned by the Managing Member. Except as provided in Article 8, the Class A Interests shall be the only voting Interests. Holders of Class A Interests shall receive allocations and distributions pursuant to Article V hereof.

		    (ii) The Class B Interests initially owned by the remaining Members. Except as provided in Article 8, the Class B Interests shall be non-voting Interests. Holders of Class B Interests shall receive allocations and distributions pursuant to Article 5 hereof.

	       (b) Ownership of Interests shall be evidenced by certificates ("Interests Certificates"). Interests Certificates representing the Class A
Interests and Class B Interests shall be in the forms of Exhibits      and
								  ----     ----
respectively. The Interests Certificates need not bear a seal of the Company but shall be executed by the Managing Member. The Interest Certificate books shall be kept by the Managing Member. The Interests Certificates shall be consecutively numbered (on a class-by-class basis), shall be entered in the books of the Company as they are issued and shall exhibit the holder's name and number of Interests. The Managing Member may determine the conditions upon which a new Interest Certificate may be issued in place of an Interest Certificate that is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such Interest Certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and the Managing Member against any and all losses or claims that may arise by reason of the issuance of a new Interest Certificate in the place of the one so lost, stolen or destroyed. Each Interest Certificate shall bear a legend on the reverse side thereof substantially in the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS SECURITY IS SUBJECT TO THE TERMS AND

     PROVISIONS OF THAT CERTAIN LIMITED LIABILITY COMPANY AGREEMENT OF THE
     COMPANY, DATED AS OF                ,          (AS SUCH AGREEMENT MAY BE
			  --------------- ---------
     AMENDED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE MANAGING MEMBER OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

	  3.2 Initial Capital Contributions.
	      -----------------------------

	       (a) Each Member is herewith contributing, as an initial capital contribution to the Company (an "Initial Capital Contribution"), all of its right, title and interest (whether now held or hereafter acquired) in and to the assets listed and described, together with a statement of the agreed upon Book Tax Value of such assets, following such Member's name on Schedule B attached hereto. In exchange for its Initial Capital Contribution, each Member is herewith receiving an Interest in the Company in proportion to such Member's Percentage Interest, which shall be set forth on Schedule A attached hereto.

	       (b) Other Persons may be admitted as Members of the Company provided that (i) any such Person becomes a party to this Agreement by executing, delivering, adopting and acknowledging this Agreement, and (ii) such Person makes an Initial Capital Contribution, the agreed upon Book Tax Value of which shall be approved by the Managing Member at the time such Person is admitted, upon receipt of which the Company shall update Schedule B attached hereto accordingly. Upon satisfaction of the foregoing, such Person shall become a Member and shall receive an Interest in the Company in proportion to such Member's Percentage Interest, which shall be set forth on Schedule A attached hereto. As a result of the admission of any such additional Member, the Percentage Interests of each other Member shall be adjusted accordingly and the Company shall update Schedule A attached hereto accordingly.

	       (c) The Members shall be entitled to make Additional Capital Contributions as provided in Section 3.3 hereof.

	  3.3 Additional Capital Contributions. Members shall not be obligated
	      --------------------------------
to make any additional capital contribution to the Company (an "Additional Capital Contribution"). The Managing Member may make additional capital contributions in his discretion, provided that the Percentage Interests of each Member shall be adjusted accordingly and the Company shall update Schedule A attached hereto accordingly. A Member that holds a Class B Interest may, with the approval of the Super Majority of the Percentage Interests of the Company, make Additional Capital Contributions, provided that the Percentage Interests of each Member shall be adjusted accordingly and the Company shall update Schedule A attached hereto accordingly.

	  3.4 Optional Conversion of Member Interests. Each Member, at its
	      ---------------------------------------
option, may convert all or any portion of its Interest in the Company into shares of non-voting Class B Common Stock of the Managing Member by transferring to the Managing Member such portion of its Interest to be so converted pursuant to the terms of the Member and Shareholder Agreement, provided that, as a result of any such conversion, the Percentage Interests of each Member shall be adjusted accordingly and the Company shall update Schedule A attached hereto accordingly.

				    ARTICLE 4
				CAPITAL ACCOUNTS
				----------------

	  4.1 Capital Accounts. Each Member shall have a capital account (a
	      ----------------
"Capital Account") which account shall be credited with (i) the Capital Contributions (net of liabilities that the Company is considered to assume or take subject to under Code section 752) contributed by such Member to the Company; and (ii) allocations of Profits to it pursuant to Section 5.1. Each Member's Capital Account shall be debited with (i) the amount of cash and the Book Tax Value of other property distributed to such Member (net of liabilities that such Member is considered to assume or take subject to under Section 752 of the Code) and (ii) allocations of Losses to it pursuant to Section 5.1. The provisions of this Agreement relating to the maintenance of Capital Accounts and procedures under liquidation of the Company are intended to comply generally with Regulations section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith and, to the extent the subject matter thereof is otherwise not addressed by this Agreement, the provisions of such Regulations are hereby incorporated by reference.

	  The Members hereby agree to be bound by the provisions of this Article 4 (relating to Capital Accounts) and Article 5 (relating to Allocations) in reporting their shares of Company income and loss for all tax purposes, except to the extent otherwise required by applicable law. Notwithstanding any requirements of law, the Members agree, for purposes of maintaining their Capital Accounts, to be bound by the allocations contained in Article 5, notwithstanding any allocations for income tax purposes.

	  4.2 No Other Capital Contributions. Except as provided in Section 3.3,
	      ------------------------------
no Member shall be permitted or obligated to make any Additional Capital Contributions to the Company's capital.

	  4.3 No Interest on Capital Contributions. No Member shall be entitled
	      ------------------------------------
to demand or receive interest on its Capital Contributions.

	  4.4 No Right of Withdrawal. No Member shall have the right to withdraw
	      ----------------------
any portion of such Member's Capital Contributions to, or to receive any distributions from, the Company, except as provided in Articles 6 and 11 hereof.

	  4.5 Loans. The Company may borrow funds from third parties or enter
	      -----
into other similar credit, guarantee, financing or refinancing arrangements with third parties for any prudent business purpose and at reasonable rates.

	  4.6 Transfers. (a) In the event that all or a portion of an Interest
	      ---------
in the Company is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

	       (b) In the case of a Member who sells its entire Interest in the Company, the Company taxable year shall close with respect to such Member, and such Member's distributive share of all items of Profits, Losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Code Section 706 and Regulations Section 1.706-1(c)(2)(i). Except as otherwise provided in this Article 4 or Article 5, in all other cases in which it is necessary to determine the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

				    ARTICLE 5
			  ALLOCATION OF PROFIT AND LOSS
			  -----------------------------

	  5.1 Allocation of Profit and Loss.
	      -----------------------------

	       (a) Allocations to Capital Accounts. After giving effect to the
		   -------------------------------
special allocations provided in Section 5.1(b) and (c), Profits and Losses shall be allocated among the Members as of the last day of each Fiscal Year (except as otherwise required under Section 4.6(b)) in proportion to their Percentage Interests.

	       (b) Special Allocations. The following special allocations shall
		   -------------------
be made in the following order and priority:

		    (i) Minimum Gain Chargeback. Except as otherwise provided in
			-----------------------
Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent

Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.1(b)(i) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

		    (ii) Member Minimum Gain Chargeback. Except as otherwise
			 ------------------------------
provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations
Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.1(b)(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

		    (iii) Nonrecourse Deductions. Nonrecourse Deductions for any
			  ----------------------
Fiscal Year or other period shall be specially allocated among the Members in proportion to their percentage interests. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i)(1).

		    (iv) Section 754 Adjustments. To the extent an adjustment to
			 -----------------------
the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

		    (v) Curative Allocations. The allocations set forth in
			--------------------
Sections 5.1(b)(i), (ii), (iii), and (iv) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.1(b)(v). Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 5.1(a). In exercising its discretion under this Section 5.1(b)(v), the Board shall take into account future Regulatory Allocations under Sections 5.1(b)(i) and (ii) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.1(b)(iii).

	       (c) Redeterminations. If for any taxable period of the Company,
		   ----------------
the Company is deemed to have a net increase (or decrease) in taxable income as a result of a redetermination by a tax authority resulting from transactions between the Company and any Member or any Affiliate of any Member, the item or items of Profits or Losses that resulted in such increase (or decrease) in taxable income shall be allocated to the Member that was (or the Affiliate of which was) a party to the transaction and the Capital Accounts of the Members shall reflect such allocations.

	  5.2 Tax Allocations. (a) If, as a result of contributions of property
	      ---------------
by a Member to the Company or as an adjustment to the Book Tax Value of Company assets pursuant to this Agreement, there is a disparity between the Book Tax Value of any Company asset and the Company's adjusted tax basis in such asset, any items of income, gain, loss and deduction with respect to such property shall be allocated among the Members so as to take account of such variation between the Book Tax Value and the adjusted tax basis of such asset, consistent with Code section 704(c) and the Regulations thereunder using the traditional method permitted under such Regulations.

	       (b) For purposes of this Agreement, any "excess nonrecourse liabilities" of the Company, within the meaning of Regulations section 1.752-3(a)(3), shall be allocated among the Members in the same manner as gain from the disposition of all assets of the Company subject to such liabilities would be allocated among the Members pursuant to Code section 704(c)(1)(A).

	       (c) Any elections or other decisions relating to the maintenance of Capital Accounts or the allocation provisions of this Article 5 shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

				    ARTICLE 6
				  DISTRIBUTIONS
				  -------------

	  6.1 Distributions in Kind. No distributions of property other than
	      ----------------------
cash shall be made without the consent of all of the Members.

	  6.2 No Right to Distributions. No Member shall have the right to
	      -------------------------
demand or receive distributions of any amount, except as expressly provided in this Article 6.

	  6.3 Withholding. If the Company is required to withhold with respect
	      -----------
to any payments, distributions or allocations to a Member by applicable federal, state, local or foreign tax laws, the Company may withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this Section 6.3 shall nonetheless be deemed distributed or allocated (as the case may be) to the Member in question for all purposes under this Agreement. If the Company did not withhold from actual distributions or allocations any amounts it was required to withhold, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for such withholding; or (ii) reduce any subsequent distributions to such Member by the amount of such withholding. The obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member Transfers its Interest in the Company or after a withdrawal by such Member. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.

	  6.4 Distributions of cash. [To be provided.]
	      ---------------------


				    ARTICLE 7
			     ACCOUNTING AND REPORTS
			     ----------------------

	  7.1 Books and Records.
	      -----------------

	       (a) The Company shall maintain or cause to be maintained at its principal office, located in the State of Delaware, this Agreement and all amendments thereto and full and accurate books of the Company showing all receipts and expenditures, assets and liabilities, profits and losses, and all other books, records and information required by the Act as necessary for recording the Company's business and affairs. The Company's books and records for financial reporting purposes shall be maintained in accordance with GAAP, consistently applied, except to the extent provided hereunder for purposes of maintaining Capital Accounts in accordance with Article 4 hereof and calculating the Profits or Losses allocated thereto in accordance with Article 5 hereof. Such documents, books and records shall be maintained until two (2) years after the termination and liquidation of the Company. The Company's financial statements shall also be kept in accordance with all applicable regulatory requirements, including the FERC's Uniform System of Accounts, and such financial statements shall be used in connection with setting the Company's rates, subject to regulation by the FERC.

	       (b) Except as any such right may be limited by the Code of Conduct or any applicable requirements of such orders or rules as the FERC may now or hereafter issue regarding access to facilities, books and records of RTOs, each Member shall have the right at reasonable times during usual business hours to examine, audit and make copies of the books of account and other financial and accounting books and records of the Company and other books and records relating to the reserves, assets, liabilities and expenses of the Company and expenditures by the Managing Member on behalf of the Company, including all information necessary to enable each Member to prepare all federal, state and local tax returns and reports and to support and defend such returns and reports; provided, however, that none of the foregoing activities shall be conducted in a manner that unreasonably interferes with the Company's operations or business or provides any Member (other than the Managing Member) with information that is proprietary or that gives such member a competitive advantage that is not permitted by Order No. 2000 or any other applicable requirements of such rules or orders as the FERC may now or hereafter issue regarding RTOs. Such right may be exercised through any agent or employee of a Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. The Member making the request shall bear all expenses incurred in any inspection, audit or examination made at such Member's behest. Should any inspection, audit or examination disclose any immaterial errors or immaterial improper charges, the Managing Member shall make, or cause to be made, appropriate adjustments therefor. In the event such errors or such improper charges are material and disadvantage one Member relative to the other Members, the Managing Member shall (i) reimburse the Company therefor and (ii) bear all reasonable expenses of such inspection, audit or examination.

	  7.2 Reports to Members.
	      ------------------

	       (a) As soon as available to the Company and in any event within thirty (30) days after the end of the first eleven (11) months of each Fiscal Year and within forty-five (45) days after the end of the last month of each Fiscal Year, the Managing Member shall cause to be prepared and sent to each Member for the prior month and for the period from the beginning of such Fiscal Year to the end of such fiscal month, a financial statement package which shall
(i) be prepared in accordance with GAAP (except that certain footnotes may be omitted); and (ii) set forth in each case in comparative form versus both the figures for the previous Fiscal Year, and the forecast for the current Fiscal Year.

	       (b) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, the Managing Member shall provide to each Member audited financial statements of the Company for such Fiscal Year setting forth in each case in comparative form the figures for the previous Fiscal Year, certified by such certified public accountants as may be selected by the Managing Member.

	       (c) The Company or the Managing Member shall provide to each Member on a timely basis such information as a Member may reasonably request regarding the details of transactions recorded in the financial statements described in Subsections 7.2(a) and 7.2(b) hereof.

	       (d) As requested, the Company shall provide to each Member such information as may be necessary for them to comply with applicable financial reporting requirements of any competent governmental authorities or agencies or stock exchange on which the shares of any such company are listed including, without limitation, the New York Stock Exchange and the U.S. Securities and Exchange Commission and such information regarding the financial position, business, properties or affairs of the Company as a Member may reasonably request.

	  7.3 Tax Matters.
	      -----------

	       (a) The Managing Member is hereby designated the "Tax Matters Partner" for federal income tax purposes pursuant to Section 6231 of the Code with respect to all taxable years of the Company and is authorized to do whatever is necessary to qualify as such. Each Member hereby agrees to join in the execution of such forms or documents or to take such other actions as may be necessary or appropriate to designate the Managing Member as the Tax Matters Partner. Any direct or indirect costs and expenses incurred by the Tax Matters Partner, acting in its capacity as such, shall, upon submission of an adequate accounting, be deemed costs and expenses of the Company, and the Company shall reimburse the Tax Matters Partner for such amounts. The Members hereby agree that the Company shall indemnify the Tax Matters Partner pursuant to Article 12 of this Agreement from and against any and all damages asserted against or incurred by the Tax Matters Partner in connection with any actions which the Tax Matters Partner reasonably believes to be within the scope of the authority conferred on it pursuant to this Agreement.

	       (b) The Tax Matters Partner shall prepare or cause to be prepared all tax returns required of the Company. As soon as practicable after the end of each taxable year, the Tax Matters Partner shall furnish to each Member such information in the possession of the Tax Matters Partner requested by such Member as necessary to timely fulfill such Member's federal, state, local and foreign tax obligations, including Schedule K-1, or any similar form as may be required by the Code or the Internal Revenue Service (the "IRS"). The Members shall file their respective tax returns, as such pertain to the business of the Company, in a manner consistent with the Company's tax and information returns.

	       (c) The Tax Matters Partner shall use its best efforts to do all acts and take whatever steps are required to maximize, in the aggregate, the federal, state and local income tax advantages available to the Company and shall defend all tax audits and litigation with respect thereto.

	       (d) In the event that the Company shall be the subject of any audit, assessment of taxes, other examination by any tax authority, proceedings, or appeal of such a proceeding relating to taxes, whether administrative or judicial (a "Tax Contest"), to the extent the Company is treated as an entity for purposes of such Tax Contest, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof, except to the extent otherwise provided in Code section 6224(c).

	       (e) The Members hereby authorize the Tax Matters Partner to make (or cause to be made) any elections for tax purposes, including any election under Code section 754, as it determines, in its sole discretion, except to the extent inconsistent with Article 5 hereof with respect to the maintenance of Capital Accounts and allocations thereto; provided, however, that the Tax
					  --------  -------
Matters Partner may not make (or cause to be made) any election to cause the

Company to be treated as an association taxable as a corporation without the approval of a Majority of the Members.

	  7.4 Annual Operating Budget and Five Year Plan. No later than
	      ------------------------------------------
forty-five (45) days before the end of each Fiscal Year, the Managing Member shall prepare in good faith and submit to the Membership Committee (as defined in Article 8), for its information and comment (but not for its approval), an annual operating budget ("Annual Operating Budget") and five year plan, each of which shall, in the best judgment of the Managing Member, reflect reasonable expectations for the Company during the period covered. The Managing Member shall in its sole discretion approve the Annual Operating Budget and any amendments thereto.

	  7.5 Agreements with Affiliates
	      --------------------------

	       (a) The Company shall not enter into any agreement or contract with a Member, any Affiliate of a Member, or any agent of a Member unless any such agreement or contract shall contain substantially such terms and conditions as would be contained in a similar agreement or contract entered into by the Company as the result of arm's-length negotiations from a comparable unaffiliated disinterested third party.

	       (b) A Member may provide to the Company such accounting and tax services to the extent such services are necessary for the Member to prepare a consolidated financial statement or a consolidated tax return. No other accounting or tax services shall be received by the Company from a Member except as provided in Section 7.5(a).

				    ARTICLE 8
			       ACTIONS BY MEMBERS
			       ------------------

	  8.1 Membership Committee. The Company shall have a Membership
	      --------------------
Committee made up of all Members. Except as otherwise provided in this Agreement, on all matters requiring approval of the Members, each Member shall be entitled to vote ratably in proportion to its then current Percentage Interest in the Company.

	  8.2 Meetings. Meetings of the Membership Committee shall be held only
	      --------
at the call of the Managing Member and only for the purpose of seeking the approval or consent of the Members as provided in the Approval Terms of this Agreement or for the consideration of any extraordinary matter, including changes in applicable state or federal income tax laws or regulations, changes in the rules, regulations or policies of the FERC applicable to RTOs or such other laws or regulations applicable to the Company or the Members, as Members. The Members may take action by the vote of Members at a meeting in person or by proxy, or without a meeting by written consent. Any action required or permitted to be taken at any meeting of the Membership Committee may be taken without a meeting if Members holding Percentage Interests sufficient to approve the action pursuant to the terms of this Agreement consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Membership Committee. In no instance where action is authorized by written consent shall a meeting of the Membership Committee be called or notice be given; however, a copy of the action taken by written consent shall be sent promptly to all Members and filed with the minutes of the proceedings of the Membership Committee.

	  8.3 Notice, Quorum and Vote Required. Meetings of the Membership
	      --------------------------------
Committee may be called by the Managing Member upon at least five (5) days' prior written notice of the time and place of such meeting. For any meeting of the Membership Committee, the presence in person or by proxy of a Majority of the Members at the time of the action taken shall constitute a quorum for the transaction of business. Unless otherwise specifically provided herein, all matters requiring approval or consent of the Members shall be decided by an affirmative vote or written consent of a Majority of the Members.

	  8.4 Power to Bind the Company. Except as specifically provided
	      -------------------------
pursuant to the Approval Terms of this Agreement or the Act, the Members, other than the Managing Member, shall not participate in the control or operation of the Company. No Member, other than the Managing Member, shall have the authority to sign or deliver any instrument transferring or affecting the Company's interest in any real or personal property. No Member (acting in its capacity as such), other than the Managing Member, shall have any authority to bind the Company to any third party with respect to any matter.

	  8.5 Matters Requiring Member Approval. To the extent that the Members
	      ---------------------------------
may waive their right to vote, approve or consent in respect of any matter requiring approval of the Members under the Act or other applicable law, the Members (other than the Managing Member) hereby waive any such right. In addition to any other matter requiring approval of the Members under any nonwaivable provisions of the Act or other applicable law, and any other vote of the Members provided under the Approval Terms of this Agreement, an affirmative vote of a Super Majority of the Members holding Class B Interests shall be required for any of the following matters:

	       (a) any proposal by the Company to (a) enter into any transaction that would result in a change of control of the Company, (b) sell, transfer, lease, exchange or otherwise dispose of all, or substantially all, of the assets of the Company (other than pursuant to a mortgage or security interest entered into in connection with a financing of the Company's business) and all or a portion of the consideration received therefor by the Company is cash, or (c) merge or consolidate with or into any other entity and all or a portion of the consideration received therefor by the Members is cash. A "change of control" or "transfer of control" as applied herein to the Company shall be deemed to have occurred if, following the consummation of any transaction, less than twenty percent (20%) of the outstanding Interests of the Company (or any successor entity resulting from such transaction) is held by those holders of the Interests of the Company immediately prior to the consummation of such transaction;

	       (b) any acquisition or business development opportunity that is otherwise permissible under Sections 2.3 and 9.1(c) of this Agreement but is not directly or indirectly related to the provision of electric transmission service, including but not limited to the formation and administration of electric markets, or other services or functions that are commonly performed by RTOs;

	       (c) any proposal to (i) institute proceedings to have the Company adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Company, (iii) file a petition seeking a reorganization of the Company under federal or state bankruptcy laws, (iv) consent to the appointment of a receiver or trustee for the Company, or (v) make an assignment for the benefit of creditors of the Company;

	       (d) any proposal to amend the Approval Terms or the Economic Terms of this Agreement.

	       (e) any proposal to dissolve the Company pursuant to Section
11.1(d).


				    ARTICLE 9
			   DUTIES AND RESPONSIBILITIES
			   ---------------------------
			     OF THE MANAGING MEMBER
			     ----------------------

	  9.1 General Management.
	      ------------------

	       (a) Except as otherwise expressly provided pursuant to the Approval Terms of this Agreement, the Managing Member, in its capacity as a Member of the Company under the Act, shall have sole and complete charge and management of all the affairs and business of the Company, in all respects and in all matters. The Managing Member shall be an agent of the Company, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided pursuant to the Approval Terms of this Agreement, the Members other than the Managing Member shall not participate in the control of the Company, and shall have no right, power or authority to act for or on behalf of, or otherwise bind the Company. Except as expressly provided pursuant to the Approval Terms of this Agreement or required by any non-waivable provisions of applicable law, Members other than the Managing Member shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business.

	       (b) At all times the Managing Member shall have a fiduciary duty of loyalty and care to the Company and shall act in good faith and in a manner that the Managing Member reasonably believes to be in the best interests of the Company. In managing the business and affairs of the Company, the Managing Member shall owe the Members a fiduciary duty to maximize the value of the Company, and the assets controlled by the Company and to protect the integrity of the Member's capital investment. The fiduciary duties owed by the Managing Member to the Members shall not require the Directors and Officers to consider the interests of the Members outside the Company's business.

	       (c) At all times the Managing Member shall operate, maintain, plan and expand the Company's transmission system to meet the needs of all users of such transmission system in a non-discriminatory manner, consistent with all applicable requirements of Order No. 2000 and such other orders or rules as the FERC may now or hereafter issue regarding RTOs.

	  9.2 Exclusive Control. Except as otherwise expressly provided pursuant
	      -----------------
to the Approval Terms of this Agreement, the Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it reasonably deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company. The Managing Member shall have the right to manage and make decisions in a manner that the Managing Member reasonably believes will foster the long term growth and prospects of the business, and the Managing Member shall have no duties or liabilities to another Member or other Person for actions and decisions that the Managing Member reasonably believes are necessary, appropriate or consistent with such long term growth and prospects. The Managing Member shall have the sole power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Managing Member.

	  9.3 Certain Powers. Except as otherwise expressly provided pursuant to
	      --------------
the Approval Terms of this Agreement, the Managing Member shall have the exclusive right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts at the expense of the Company, deemed by the Managing Member to be necessary or appropriate to effectuate the business of the Company. Except as expressly provided pursuant to the Approval Terms of this Agreement and, without limiting the generality of the foregoing, the Managing Member shall have full and complete power and authority, without the approval of any other Member:

	       (a) to conduct any business that is not inconsistent with the Company's purpose as set forth in Section 2.3 hereof or the provisions of
Section 9.1(c) hereof, and to exercise any rights and powers, permitted of a limited liability company organized under the laws of the state of Delaware, in any state, territory, district or foreign country as the Managing Member deems necessary or advisable;

	       (b) to acquire by purchase, lease or otherwise, and/or to otherwise own, hold, operate, finance, maintain, improve, lease, sell, convey, mortgage, transfer or dispose of any property or other assets that the Managing Member deems necessary or advisable;

	       (c) to negotiate, enter into, perform, modify, extend, terminate, amend, waive, renegotiate and/or carry out any contract and agreements of any kind and nature, including without limitation, contracts and agreements with any Member or any agent of the Company, as the Managing Member deems necessary or advisable, but only in such a manner that is consistent with the provisions of this Agreement, the Code of Conduct, Order No. 2000 and all applicable requirements of such rules or orders as the FERC may now or hereafter issue regarding RTOs;

	       (d) to lend money and to invest and reinvest its funds;

	       (e) to sue and be sued, complain and defend, and participate in administrative, judicial and other proceedings, in the name of, and on behalf of, the Company;

	       (f) to pay, collect, compromise, arbitrate or otherwise adjust or settle any and all claims or demands of or against the Company, in such amounts and upon such terms and conditions as the Managing Member shall reasonably determine;

	       (g) to, from time to time, employ, engage, hire or otherwise secure the services of such Persons, including any Member, as the Managing Member may deem necessary or advisable for the proper execution of its duties as Managing Member hereunder, provided such services are within the scope of the foregoing authority granted to the Managing Member hereunder, with such employment to be for such reasonable compensation and upon such reasonable terms and conditions as the Managing Member shall determine, but only in such a manner that is consistent with the provisions of this Agreement, the Code of Conduct, Order No. 2000 and all applicable requirements of such rules or orders as the FERC may now or hereafter issue regarding RTOs;

	       (h) to, from time to time, appoint such Executive Officers as the Managing Member deems necessary or advisable, define and modify, from time to time, such Executive Officers' duties, and fix and adjust, as appropriate, such Executive Officers' compensation;

	       (i) to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the business of the Company, and secure the same by mortgage, pledge or other lien on any tangible assets of the Company;

	       (j) to prepare, execute, file record, publish and deliver any and all instruments, documents or statements necessary or convenient to effectuate any and all actions that the Managing Member is authorized to take on behalf of the Company;

	       (k) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided services to, lent money to, sold property to, or purchased property from the Company or a Member, or any Person who may do so in the future, but only in such a manner that is consistent with the provisions of this Agreement, the Code of Conduct, Order No. 2000 and all applicable requirements of such rules or orders as the FERC may now or hereafter issue regarding RTOs; and

	       (l) to establish all accounting and tax policies that the Company will use to maintain its books and records.

	  9.4 Restrictions on Other Members. Except as expressly provided in the
	      -----------------------------
Approval Terms of this Agreement or required by any non-waivable provision of the Act or other applicable law, no Member other than the Managing Member shall
(a) have the right to vote on or consent to any other matter, act, decision or document involving the Company or its business, (b) have the authority to sign or deliver any instrument transferring or affecting the Company's interest in any real property, or (c) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Except to the extent expressly delegated by the Managing Member, no other Member or Person other than the Managing Member shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

	  9.5 Personnel. The Managing Member may, in its sole discretion, employ
	      ---------
for the Company such personnel as it deems appropriate, but only in such a manner that is consistent with the provisions of this Agreement, the Code of Conduct, Order No. 2000 and such rules and orders as the FERC may now or hereafter issue regarding RTOs.

	  9.6 Restrictions on Managing Member. Notwithstanding any contrary
	      -------------------------------
provision of this Agreement, without the approval or written consent of all of the Members, the Managing Member shall not have the authority to:

	       (a) Do any act in contravention of this Agreement or contrary to the best interests of the Company;

	       (b) Knowingly perform any act that would subject any Member to liability for the debts, liabilities or obligations of the Company;

	       (c) Require any Member to make Additional Capital Contributions to the Company;

	       (d) Receive any compensation for performing its duties as the Managing Member;

	       (e) Except for such adjustments or revaluations as are contemplated in the definition of Book Tax Value set forth in Article 1 hereof, revalue, or cause to be revalued, any assets of the Company; or

	       (f) Do any acts, perform any actions or effect any matters requiring approval of the Members under the provisions of this Agreement or the Act or other applicable law, without first obtaining the approval of the Members required by such provisions.

				   ARTICLE 10
	   TRANSFER OF INTERESTS IN THE COMPANY; WITHDRAWAL OF MEMBERS
	   -----------------------------------------------------------

	  10.1 Prohibited Transfers. Except as provided in Section 10.2 of this
	       --------------------
Agreement, no Member may Transfer or encumber its Interest in the Company or any part thereof in any way whatsoever, and any such Transfer or encumbrance in violation of this Article 10 shall be null and void as against the Company, except as otherwise permitted herein or provided by law, and the Transferring or withdrawing Members shall be liable to the Company and the other Members for all damages that they may sustain as a result of such attempted Transfer.

	  10.2 Permitted Transfers by Members. No Member may Transfer all or a
	       ------------------------------
portion of its Interest in the Company unless:

	       (a) the Member desiring to consummate such Transfer (the "Assigning Member"), and the prospective Transferee each execute, acknowledge and deliver to all the other Members such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably satisfactory in form and substance to a Super Majority of the Members, except that the provisions of this Section 10.2 (a) shall not apply to any Transfer that is made immediately prior to, and in connection with , the conversions of that portion of such Interest that is to be Transferred into shares of Class B Common Stock of the Managing Member pursuant to the terms of this Agreement and the Member and Shareholder Agreement and the immediate conversion thereafter of such shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of the Certificate of Incorporation of the Managing Member for purposes of offering and selling such shares of Class A Common Stock to the public or to private investors;

	       (b) the Transfer will not violate any securities laws or any other applicable federal or state laws or the order of any court having jurisdiction over the Company or any of its assets;

	       (c) the Transfer will not result in or create a "prohibited transaction" as defined in Code section 4975(c) or result in or cause the Company or any Member to be liable for excise tax under Chapter 42 of the Code or result in or cause the Company or the Company's assets to become the assets of an employee benefit plan (as defined in Section 3(3) of ERISA);

	       (d) the Transfer will not cause any violation of or an event of default under, or result in acceleration of any indebtedness under, any note, mortgage, loan, or similar instrument or document to which the Company is a party; and

	       (e) the Transfer will not cause the Company to be classified as corporation (or an association taxable as a corporation) within the meaning of the Code section 7701 or as a publicly traded partnership within the meaning of Code section 7704.

	  10.3 Substitute Member. A Transferee of the whole or any part of an
	       -----------------
Interest in the Company who satisfies the conditions set forth in Section 10.2 hereof shall have the right to become a Member in place of the Assigning Member (a "Substitute Member") only if all of the following conditions are satisfied:

	       (a) the fully executed and acknowledged written instrument of assignment that has been filed with the Company sets forth a statement of the intention of the Assigning Member that the Transferee become a Substitute Member in its place;

	       (b) the Transferee executes, adopts and acknowledges this Agreement, and those certain other agreements set forth in Schedule C attached hereto, and agrees to assume all the obligations of the Assigning Member hereunder and thereunder; and

	       (c) any costs of the Transfer incurred by the Company shall have been reimbursed to the Company by the Assigning Member or the Transferee.

	       (d) No Transferee may become a Substitute Member, and no assignment by the Assigning Member shall become effective, with the prior approval of FERC.

	  10.4 Involuntary Withdrawal by a Member. Upon the occurrence of an
	       ----------------------------------
event referenced in 6 Del.C. ss. 18-304 of the Act, or any successor provision thereto, the Member with respect to whom such event occurred shall forthwith cease to be a Member and shall have no rights or powers as a Member and the continuation of the Company shall be governed by Section 11.2 of this Agreement.

	  10.5 Voluntary Withdrawal by a Member. No Member may resign or
	       --------------------------------
withdraw from the Company without the prior approval of the FERC.

	  10.6 Effect of Transfer. No Transfer shall relieve any Member from its
	       ------------------
obligations incurred hereunder prior to such Transfer.

				   ARTICLE 11
			   DISSOLUTION AND LIQUIDATION
			   ---------------------------

	  11.1 Dissolution. The Company shall be dissolved upon the first of the
	       -----------
following events to occur (each a "Dissolution Event"):

	       (a) The withdrawal, resignation, dissolution or liquidation of a Member, or the occurrence of an event resulting in the Member ceasing to be such under the Act;

	       (b) One hundred eighty (180) days after the filing of a bankruptcy petition, provided that such petition has not been dismissed in the interim;

	       (c) The sale, transfer or other disposition of all or substantially all the assets of the Company, including condemnation by eminent domain;

	       (d) An agreement of the Super Majority of the Members to dissolve the Company, as provided in Section 8.5(e);

	       (e) An entry of a decree of judicial dissolution of the Company;
or

	       (f) The occurrence of any other event specified under the Act as one requiring such dissolution.

	  11.2 Election to Continue the Business. The Company shall not be
	       ---------------------------------
dissolved pursuant to a Dissolution Event specified in Subsections 11.1(a) or
(f) (except as otherwise provided in the Act), if, within 45 days of such Dissolution Event, a Majority of the Members remaining agree in writing to continue the business of the Company, and in the event there is only one remaining Member, such Member shall have the right to admit a new Member in accordance with the terms of this Agreement.

	  11.3 Closing of Affairs. In the event of the dissolution of the
	       ------------------
Company for any reason, and in the absence of an election to continue the business of the Company, an independent liquidator (the "Liquidator") selected by a Majority of the Members remaining shall commence to close the affairs of the Company, to liquidate its investments and to terminate the Company. The Liquidator shall act as a fiduciary to the Company and shall have full right and unlimited discretion to manage the business of the Company during the period of closing the affairs of the Company and to determine the time, manner and terms of any sale or sales of Company property pursuant to such liquidation. Upon complete liquidation of the Company's property and compliance with the distribution provisions set forth in Section 11.4 hereof, the Company shall cease to be such and the Liquidator shall execute, acknowledge and cause to be filed all certificates necessary to terminate the Company.

	  11.4 Distributions Upon Dissolution.
	       ------------------------------

	       (a) The Liquidator shall, as soon as practicable, close the affairs of the Company and sell or distribute the assets of the Company. The assets of the Company shall be applied, to the extent permitted by the Act, in the following order of priority:

	       (i) First, to pay the costs and expenses of the closing of the
		   -----
	       affairs and liquidation of the Company;

	       (ii) Second, to pay the debts and liabilities of the Company;
		    ------

	       (iii) Third, to establish reserves adequate to meet any and all
		     -----
	       contingent or unforeseen liabilities or obligations of the Company, provided that at the expiration of such period of time as the Liquidator may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided; and

	       (iv) Finally, to all Members in accordance with their positive
		    -------
	       Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

	       (b) If upon termination and liquidation of the Company, the Liquidator determines that (i) an immediate sale of part or all of the assets of the Company would cause undue loss to the Members, and (ii) the assets of the Company would be readily susceptible to division for distribution in kind to the Members, then to that extent the Liquidator may distribute such assets to the Members in kind. For such purposes, the assets of the Company shall be valued at fair market value at the time of distribution to be determined by an independent appraiser selected in good faith by the Liquidator.

	  11.5 Orderly Liquidation. A reasonable time shall be allowed for the
	       -------------------
orderly liquidation of the assets of the Company and the discharge of liabilities so as to minimize the losses normally attendant upon a liquidation.

	  11.6 Deficit Upon Liquidation. If any Member has a deficit balance in
	       ------------------------
its Capital Account (after giving effect to all contributions, distributions, and allocations for all taxable years, including the taxable year during which such liquidation occurs), such Member shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).

	  11.7 Technical Termination. Notwithstanding any other provisions of
	       ---------------------
this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the assets of the Company shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in such new partnership and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new partnership to the Members.

				   ARTICLE 12
				 INDEMNIFICATION
				 ---------------

	  12.1 Indemnity. The Company shall indemnify any Person who was or is a
	       ---------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member, an employee or an agent of the Company, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with the action, suit or proceeding if such Person acted in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful; provided that such indemnity shall not be mandatory for any Person seeking indemnity in connection with a proceeding voluntarily initiated by such Person unless such proceeding was authorized by the Managing Member. No Member shall be indemnified with respect to actions between Members or their Affiliates.

	  12.2 Advance Payment of Expenses. The expenses of Members incurred in
	       ---------------------------
defending a civil or criminal action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Member is not entitled to be indemnified by the Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel other than Members may be entitled under any contract or otherwise by law.

	  12.3 Other Arrangements Not Excluded. The indemnification and
	       -------------------------------
advancement of expenses authorized in or ordered by a court pursuant to this
Article 12:

	       (a) Does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under the Certificate of Formation or any agreement, vote of Members or otherwise, for either an action in any such Person's official capacity or an action in another capacity while holding such Person's office, except that indemnification, unless ordered by a court, shall not be made to or on behalf of any Member if a final adjudication established that such Member's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

	       (b) Continues for a Person who has ceased to be a Member, employee or agent and inures to the benefit of the heirs, executors and administrators of such a Person.

				   ARTICLE 13
			     AMENDMENT TO AGREEMENT
			     ----------------------

	  Notwithstanding anything contained herein to the contrary, Amendments to this Agreement may be made by the Managing Member, provided, however, that any amendment affecting the Approval Terms or the Economic Terms of this Agreement shall be approved in writing by a Super Majority of the Members. An amendment shall become effective as of the date specified in the Members' approval or, if none is required or specified, as of the date of such approval or as otherwise provided in the Act. Notwithstanding anything contained herein to the contrary, this Agreement may not be amended in any manner that is inconsistent with Order No. 2000 or any other applicable requirements of such rules and orders as the FERC may now or hereafter issue regarding RTOs. A public, informational copy of each amendment to this Agreement shall be filed with the FERC, together with a certificate duly executed on behalf of the Company certifying that such amendment is in compliance with Order No. 2000 and all other applicable requirements of such rules and orders as the FERC may now or hereafter issue regarding RTOs.

				   ARTICLE 14
			       GENERAL PROVISIONS
			       ------------------

	  14.1 Other Activities. A Member may engage or invest in, and devote
	       ----------------
its time to, any other business venture or activities of any nature and description (independently or with others) and shall have no duties or liabilities under this Agreement to any other Member or other Person for engaging in such activities or pursuing such opportunities.

	  14.2 Nondisclosure; Publicity. The Members shall not, at any time
	       ------------------------
directly or through others, use, disclose, publish or otherwise disseminate any and all confidential information of the Company or that of the Members discovered, developed or known by the Members as a consequence of their respective ownership of, employment by or relationship with the Company, including information entrusted to the Company by others, and any proprietary rights, inventions or tangible unpatented proprietary rights of the Company, except that a Member may disclose information to an Affiliate provided that such Affiliate agrees to be bound by the provisions of this Section 14.2, and except as required for any Member's financing, banking or other credit relationships or for any Member's compliance with the securities laws or other applicable laws.

	  14.3 Notices. Unless otherwise specifically provided in this
	       -------
Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service,
(iii) mailed postage prepaid by certified mail in any such case directed or addressed to the respective addresses set forth in Schedule A attached hereto
(iv) transmitted by facsimile to the facsimile number set forth in Schedule A attached hereto, with receipt confirmed. Such notices shall be effective: (a) in the case of hand deliveries, when received; (b) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of certified mail, upon receipt of the written signature card indicating acceptance by addressee; and (d) in the case of facsimile notices, the Business Day following the date on which electronic indication of receipt is received. Any Member may change its address and facsimile number by written notice to the other parties given in accordance with this Section 14.3, following the effectiveness of which notice Schedule A attached hereto shall be updated accordingly.

	  14.4 Entire Agreement, etc. This Agreement [and those agreements
	       ---------------------
listed on Schedule C attached hereto] shall constitute the entire agreement between the parties hereto relating to the operations of the Company and shall supersede all prior contracts, agreements and understandings between them relating to such operations.

	  14.5 Construction Principles. As used in this Agreement, words in any
	       -----------------------
gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Agreement.

	  14.6 Counterparts. This Agreement may be executed in two or more
	       ------------
counterparts by the parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.

	  14.7 Severability. If any provision of this Agreement is held to be
	       ------------
invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the parties' expectations regarding this Agreement. Otherwise, the parties hereto agree to replace any invalid or unenforceable provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

	  14.8 Binding Effect. Subject to the provisions of this Agreement
	       --------------
relating to transferability, this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective successors and permitted assigns.

	  14.9 Additional Documents and Acts. Each Member agrees to execute and
	       -----------------------------
deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

	  14.10 No Third Party Beneficiary. This Agreement is made solely for
		--------------------------
the benefit of the parties hereto and their successors and permitted assigns and no other Person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

	  14.11 Waiver of Partition. Each of the Members hereby irrevocably
		-------------------
waives any and all rights that such Member may have to maintain any action for partition of any of the Company's property.

	  14.12 Governing Law. This Agreement shall be governed by and construed
		-------------
in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.


			    [SIGNATURE PAGE FOLLOWS]

	  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.

					[Manager Corp.]

					By:
					   ------------------------------------
					Name:
					Title:


					ETP-II, LLC

					By:
					   ------------------------------------
					Name:
					Title:


					[OTHER]

					By:
					   ------------------------------------
					Name:
					Title:

								       EXHIBIT 1

				 CODE OF CONDUCT

I.   BACKGROUND
     ----------

     It is the policy of the Company to operate in a fair and non-discriminatory manner and to implement such rules and regulations in the governance of the organization as necessary to prevent control, or the appearance of control, of the decision-making process by a Member or Market Participant.

     It is the policy of the Company to operate and plan the Transmission System without adverse distinction or preference to any Member or Market Participant.

     It is the policy of the Company that the Directors, agents, Officers and employees of the Company shall not have a direct financial interest in, or a conflict of interest with, any Member or Market Participant.

     Nothing in this Code of Conduct is intended to restrict or expand any rights that any federal or state regulatory authorities may have to receive or have access to any information.

II.  STANDARDS
     ---------

     In furtherance of the above policies, the Code of Conduct for the Company shall include, but not be limited to, the following standards:

     A. The Company, its Directors, agents, Officers and employees shall operate and plan the Transmission System without adverse distinction or preference to any Member or Market Participant. In addition, the Transmission Tariff shall be applied to any Member or Market Participant without adverse distinction or preference to any of the Members or Market Participants.

     B. The operation of the Company shall be conducted in such a manner that it shall be fully separate from the operations of the Members or Market Participants.

     C. The Company, in operating its business, shall require any consultant, contractor and/or subcontractor of the Company to disclose to the Company all financial affiliations and conflicts of interest with Members or Market Participants. The Company shall have the discretion to determine if the contents of such disclosure warrant disqualification of such consultant, contractor or subcontractor.

     D. No Company Director, agent, Officer or employee shall have any involvement in the sale of electric energy at wholesale or retail except as required or allowed by the Agreement or the Transmission Tariff.

     E. The Directors, agents, Officers and employees of the Company shall not have a direct financial interest in, or stand to be financially benefitted by, any transaction with any of the Members or Market Participants. Each Director, agent, Officer and employee of the Company in a decision-making position shall certify in writing that he does not have a direct financial interest in any Member or Market Participant and that a conflict of interest does not exist. To that end, no Company Director, agent, Officer or employee may directly own securities issued by any Member or Market Participants, except under the following circumstances:

	  1. Each Company Director, agent, Officer or employee shall dispose of those securities within six (6) months of the time of his affiliation or employment with the Company.

	  2. Each Company Director, agent, Officer or employee shall dispose of those securities within six (6) months of the time a new Member is added, or a new Market Participant begins taking service under the Transmission Tariff, where the Company Director, agent, Officer or employee owns securities of such Member or Market Participant.

	  3. If a Company Director, agent, Officer or employee receives a gift or inheritance of those securities, he must dispose of such securities within six (6) months of the date of receipt.

	  4. Nothing in this Exhibit 1 shall be interpreted to preclude a Director, agent, Officer or employee of the Company from indirectly owning securities issued by a Member or Market Participant through a mutual fund or similar arrangement (other than a fund or arrangement specifically targeted towards the electric industry or the electric utility industry, or any segments thereof) under which the Director, agent, Officer or employee does not control the purchase or sale of such securities.

	  5. Participation in a pension plan of a Member or Market Participant shall not be deemed to be a direct financial benefit if the Member's or Market Participant's performance has no material effect on such pension plan.

     F. The Company Directors, agents, Officers and employees shall not provide non-public transmission and reliability (hereinafter "T/R") information (including T/R information obtained from the Members and Market Participants in the normal course of Company business) to anyone outside the Company. Those T/R employees, in turn, are governed by the FERC Order No. 889, 61 Fed. Reg. 21737 (May 10, 1996), order on reh'g, 62 Fed. Reg. 12484 (March 14, 1997) or successor
		--------------
standards of the FERC as far as sharing any such information with their respective merchant employees, as determined under the applicable standards of the FERC. The Company shall maintain the confidentiality of any market information obtained from merchant employees of any Market Participant or other entity.

     G. If an employee of the Company disclosed confidential information relating to the operation or function of the organization, which disclosure is contrary to the Code of Conduct, then notice of such disclosure shall be posted immediately on the Company OASIS (or successor system as approved by the FERC).

     H. The Company Directors, agents, Officers and employees shall treat all information supplied by an entity seeking transmission service under the Transmission Tariff, or supplied in connection with Company coordination center(s) operations, as confidential, unless the information is required to be put on the Company OASIS, or the entity seeking transmission service agrees that the information can be disclosed, or the information is otherwise publicly available.

	  Notwithstanding the restrictions contained in this Paragraph H, Company Directors, agents, Officers and employees may share information with third parties where required to satisfy the Operating Standards and Policies of the North American Electric Reliability Council (hereinafter "NERC") or successor reliability entity. A confidentiality statement must be executed by the third party before any such information is disclosed. To the extent required by FERC regulations, such information shall be put on the Company OASIS.

     I. Company Directors, agents, Officers and employees shall not give preferential access to transmission information, or any other information, to any third party.

	  Company Directors, agents, Officers and employees shall be prohibited from providing to any entity engaged in wholesale or retail sales of electric energy, or to any employee, representative or agent of any such entity (except T/R employees as provided in Paragraph F, Section II of this Exhibit 1), information regarding the Transmission System covered by the Transmission Tariff, unless that information is: (i) posted on the Company OASIS; (ii) otherwise available to the general public without restriction; or (iii) is the type of information disclosed to any third party on a non-preferential basis.

	  Any disclosures of transmission information not in compliance with this Paragraph I shall be posted immediately on the Company OASIS.

     J. Directors, agents, Officers and employees of the Company shall strictly enforce all Transmission Tariff provisions established by the Company. In the event any Director, Officer, agent or employee of the Company may exercise his discretion, or is allowed by the Transmission Tariff to exercise his discretion, with respect to transactions or actions covered by the Transmission Tariff, then such discretion shall be exercised fairly and impartially, and such event shall be logged and available for FERC audit.

     K. No employee, agent or contractor of any entity engaged in wholesale or retail sales of electric energy shall have access to the Company coordination center(s), except for education tours approved by the Company President where notification of such tours is posted on the Company OASIS.

     L. Notices shall be posted on the Company OASIS of any employee engaged in transmission and/or reliability functions who is terminated or transferred from the Company. The posted information shall include the name of the employee, the title of the employee while performing service for the Company, and the effective date of the transfer or termination.

     M. The Company shall maintain its books and records separately from those of any Member or Market Participants.

     N. The Company shall establish and file with the Board of Directors a complaint procedure for alleged violations of any of the Code of Conduct as set forth here. The complaint procedure shall provide for the opportunity of alternative dispute resolution, as set forth in the Agreement.

     O. The Company shall inform and train Company Directors, agents, Officers and employees with regard to this Code of Conduct. The Company shall distribute copies this Code of Conduct to each Company Director, agent, Officer and employee, and require that each such Director, agent, Officer and employee execute a compliance statement. The Company shall monitor compliance with this Code of Conduct. Any Director, agent, Officer or employee of the Company failing to comply with this Code of Conduct may be subject to disciplinary action. Discipline may take the form of reprimand, suspension without pay, limitation in the scope of responsibilities, monetary fines, or termination, which discipline shall be within the discretion of the Company.

When used in this exhibit, the following terms shall have the following meanings:

	  "Company" means either Manager Corp. or TRANSCO LLC.
	   -------

	  "Transmission Service" means the transmission of electric power and
	   --------------------
the provision of ancillary services pursuant to the Transmission Tariff.

	  "Transmission System" means facilities used to provide Transmission
	   -------------------
Service.

	  "Transmission Tariff" means the tariff filed by the Company and
	   -------------------
approved by FERC for non-discriminatory open access transmission service on the Company's Transmission System.

SCHEDULE A

----------------------------- -------------------------- -----------------------
MEMBER'S NAME                 ADDRESS AND FACSIMILE      PERCENTAGE INTEREST
----------------------------- -------------------------- -----------------------
Managing Member               [To Come]                  [To Come]
----------------------------- -------------------------- -----------------------
			      [To Come]                  [To Come]
----------------------------- -------------------------- -----------------------
[Other]                       [To Come]                  [To Come]
----------------------------- -------------------------- -----------------------

----------------------------- -------------------------- -----------------------

								      SCHEDULE B

----------------------------- -------------------------------------------------
MEMBER'S NAME                 ASSETS CONTRIBUTED AS INITIAL CAPITAL
			      CONTRIBUTION & THEIR AGREED VALUE
----------------------------- -------------------------------------------------
[Managing Member]             [To Come]
----------------------------- -------------------------------------------------
			      [To Come]
----------------------------- -------------------------------------------------
[Other]                       [To Come]
----------------------------- -------------------------------------------------

----------------------------- -------------------------------------------------

								      SCHEDULE C

OTHER AGREEMENTS
----------------

[Management Agreement Between RTO LLC and RTO Corp.]

[Member and Shareholder Agreement]

[Insert other relevant agreements between the Members]